                                                                     Exhibit 8-b


                  [Wachtell, Lipton, Rosen & Katz Letterhead]


                                       October 28, 1996


Rockwell International Corporation
New Rockwell International
  Corporation
2201 Seal Beach Boulevard
Seal Beach, California  90740-8250

Dear Sirs:

                  We have acted as special counsel to Rockwell International Corporation (the "Company") and New Rockwell International Corporation ("New Rockwell") in connection with the Contribution, the Distribution and the Merger (as such terms are defined in the Agreement and Plan of Merger dated as of July 31, 1996 (the "Merger Agreement") among the Company, The Boeing Company ("Boeing") and Boeing NA, Inc.). Capitalized terms used herein and not otherwise defined shall have the meanings attributed thereto in the Merger Agreement and the Distribution Agreement (as defined in the Merger Agreement).

Rockwell International                -2-                      October 28, 1996
  Corporation
New Rockwell International
  Corporation

                  We have assisted in the preparation of the section headed "Certain Federal Income Tax Considerations - Federal Income Tax Consequences of the Transactions" contained in the Proxy Statement-Prospectus of the Company, New Rockwell and Boeing (the "Proxy Statement-Prospectus") filed as part of the Registration Statement of New Rockwell on Form S-4 (the "Registration Statement").

                  In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Distribution Agreement, the Proxy Statement-Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed that the Contribution, the Distribution and the Merger will be consummated in accordance with the Merger Agreement and the Distribution Agreement and as described in the Proxy Statement-Prospectus.

                  In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder,

Rockwell International                -3-                      October 28, 1996
  Corporation
New Rockwell International
  Corporation

pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, in each case as in effect on the date hereof.

                  Based solely on the foregoing, we are of the opinion that the material United States Federal income tax consequences of the Contribution, the Distribution and the Merger are as set forth under the heading "Certain Federal Income Tax Considerations - Federal Income Tax Consequences of the Transactions" in the Proxy Statement-Prospectus. The United States Federal income tax consequences with respect to any shareowner of the Company will depend upon that shareowner's particular circumstances and tax situation, and we express no opinion with respect to the accuracy or completeness of the discussion under the heading "Certain Federal Income Tax Considerations - Federal Income Tax Consequences of the Transactions" in the Proxy Statement-Prospectus as applied to any shareowner in particular.

                  Except as set forth above, we express no opinion as to the tax consequences, whether Federal, state, local or foreign, of the Contribution, the Distribution or the Merger or of any transactions related thereto. This opinion is

Rockwell International                -4-                      October 28, 1996
  Corporation
New Rockwell International
  Corporation

solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission. Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the Registration Statement on Form S-4 of Boeing, of which the Proxy Statement-Prospectus is also a part, and to the reference to our firm under the heading "Certain Federal Income Tax Considerations - Federal Income Tax Consequences of the Transactions". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       WACHTELL, LIPTON, ROSEN & KATZ